SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2009

ENDEAVOR POWER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52534	72-1619357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12835 East Arapahoe Road

Tower One, Penthouse #850

Englewood, CO 80112

(Address of principal executive offices)

(303) 726-0279

(Registrant’s Telephone Number)

501 W. Broadway, Suite 800

San Diego, CA 92101

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          Effective December 26, 2009, we accepted the resignations of Mr. Brandon Toth as our Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary and Mr. Harry Lappa, who resigned as a director. Our Board of Directors appointed Mr. Brent Wilder as our new Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary. There were no disagreements between either Mr. Toth or Mr. Lappa and our Board of Directors regarding any business practices or procedures.

Following is Mr. Wilder’s resume:

          Mr. Brent Wilder - Since January 2007, Mr. Wilder has been the President of L7 Resources, Inc. located in Bloomington, IL. L7 Resources provides multidisciplinary consulting services. From November 2004 through December 2006, Mr. Wilder was the General Manager of a multimillion dollar health club in Bloomington, IL, where he initiated and completed a turnaround of the facility and led a staff of 85 people. Mr. Wilder received his MBA from the University of Illinois at Urbana-Champagne in 1998 and his undergraduate degree in Business Administration from Illinois Wesleyan University in 1990. He intends to devote approximately 10% of his time to our business affairs.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 31, 2009	ENDEAVOR POWER CORP. By: s/Brent Wilder_________________________ Brent Wilder, President